Exhibit 99.2

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

COMPLETION OF RENEWABLE UNSECURED

SUBORDINATED NOTES REDEMPTION

Minneapolis, MN (July 30, 2010)  -  Winmark Corporation (Nasdaq: WINA) announced today that it has redeemed all of its outstanding Renewable Unsecured Subordinated Notes.  The redemption price equaled 100% of the principal amount, plus accrued and unpaid interest up to the redemption date.  Winmark borrowed $16.0 million on its line of credit to finance the redemption.

Winmark Corporation creates, supports and finances business.  At June 26, 2010, there were 889 franchises in operation under the brands Play It Again Sports®, Plato’s Closet®, Once Upon A Child®, and Music Go Round® and there were 21 territories in operation under the Wirth Business Credit® brand.  An additional 46 retail franchises have been awarded but are not open.  In addition, at June 26, 2010, the Company had loans and leases equal to $35.4 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses and the payment of cash dividends for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statement.